EXHIBIT 21

                              LIST OF SUBSIDIARIES

The following table sets forth all directly and indirectly owned subsidiaries of OMI and the jurisdiction of incorporation or organization of each subsidiary:

                                               JURISDICTION OF
                                               INCORPORATION
COMPANY                                        OR ORGANIZATION           % OWNED
-------                                        ---------------           -------

Argus Port and Lightering Services Ltd.           Liberia                   100%
Colorado Shipping Ltd.                            Liberia                   100%
Darien Shipping Ltd.                              Liberia                   100%
Limar Shipping Ltd.                               Liberia                   100%
Loire Transport, Inc.                             Liberia                   100%
Mendala II Transport, Inc.                        Liberia                   100%
Mendala III Transport, Inc.                       Liberia                   100%
Navassure Ltd.                                    Bermuda                   100%
Nile Transport, Inc.                              Liberia                   100%
Ogden Marine T-5, Inc.                            Delaware                  100%
OMI Avon Transport, Inc.                          Liberia                   100%
OMI Challenger Transport, Inc.                    Delaware                  100%
OMI Courier Transport, Inc.                       New York                  100%
OMI of Delaware, Inc.                             Delaware                  100%
OMI Hudson Transport, Inc.                        Delaware                  100%
OMI Investments, Inc.                             Delaware                  100%
OMI Missouri Transport, Inc.                      Delaware                  100%
OMI Oriole Transport, Inc.                        Delaware                  100%
OMI Patriot Transport, Inc.                       Delaware                  100%
OMI Promise Transport, Inc.                       Liberia                   100%
OMI Rover Transport, Inc.                         Delaware                  100%
OMI Ship Management, Inc.                         Delaware                  100%
OMI State, Inc.                                   Washington                100%
OMI Trent Transport, Inc                          Liberia                   100%
OMI (U.K.) Ltd.                                   Liberia                   100%
Pecos Shipping Ltd.                               Liberia                   100%
Rio Grande Transport, Inc.                        Liberia                   100%
Sabine Shipping Ltd.                              Liberia                   100%
Sacramento Shipping Ltd.                          Liberia                   100%
Saugatuck Shipping Ltd.                           Liberia                   100%
Saybrook Shipping Ltd.                            Liberia                   100%
Sokolica Transport, Inc.                          Liberia                   100%
UBC Chartering Ltd.                               Liberia                   100%


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                                               JURISDICTION OF
                                               INCORPORATION
COMPANY                                        OR ORGANIZATION           % OWNED
-------                                        ---------------           -------

UBC Chartering (Malta) Limited                    Malta                     100%
Universal Bulk Carriers, Inc.                     Liberia                   100%
Volga Transport, Inc.                             Liberia                   100%
Wilomi, Inc.                                      Liberia                   100%

OMI Petrolink Corp.                               Delaware                   91%

Geraldton Navigation Company Inc.                 Panama                   49.9%
Mosaic Alliance Corp.                             Liberia                  49.9%

Amazon Transport, Inc.                            Liberia                    49%
White Sea Holdings Ltd.                           Liberia                    49%

Gainwell Investments Ltd.                         British Virgin Islands     25%